UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 3, 2010

Touchmark Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	000-53655	20-8746061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

3651 Old Milton Parkway Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770) 407-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On March 3, 2010, Mr. Thomas E. Persons, Sr., age 65, a director of Touchmark Bancshares, Inc. (the “Company”) and the Company’s national bank subsidiary, Touchmark National Bank (the “Bank”), announced his retirement from his position as chairman of the board and director of the Company and the Bank.  Mr. Persons was a member of the Company’s audit committee and executive committee.  Mr. Persons informed the board that he was retiring in order to allow for a new chairman who could promote more cohesive board action at the Company and the Bank.  Mr. Persons’ letter, which is attached hereto as Exhibit 17.1 and incorporated herein by reference, includes a description of the circumstances related to his retirement.  The Company has provided Mr. Persons with a copy of the disclosure set forth herein.

(b)  On March 8, 2010, Daniel B. Cowart resigned from his position as a director of the Company and the Bank.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Exhibit
	17.1	Letter dated March 3, 2010 from Mr. Thomas E. Persons, Sr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

By:	/s/ William R. Short
William R. Short
President and Chief Executive Officer

Dated:  March 09, 2010